       As filed with the Securities and Exchange Commission on June 6, 1996
                                              Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8

                                Registration Statement
                                        Under
                              The Securities Act of 1933

                                 CHINA PACIFIC, INC.
                                 -------------------
                (Exact name of registrant as specified in its charter)

               NEVADA                               87-0429945
- -----------------------------------         -------------------------
   (State or other jurisdiction                   (IRS Employer
          of incorporation)                     Identification No.)

          RM. 2008 SUN HUNG KAI CENTRE, 30 HARBOUR ROAD, WANCHAI, HONG KONG
          -----------------------------------------------------------------
                  (Address of Principal Executive Offices)(Zip Code)


                        1995 CONSULTANT STOCK GRANTS PURSUANT
                          TO WRITTEN COMPENSATION AGREEMENTS
                          ----------------------------------
                               (Full title of the plan)


                                                          Copy to:
                   CONNIE MO                          MICHAEL SANDERS
              CHINA PACIFIC, INC.                  VANDERKAM & SANDERS
              715 TERMINO AVENUE                       1111 CAROLINE
                  LONG BEACH                             SUITE 2905
         LOS ANGELES, CALIFORNIA 90804             HOUSTON, TEXAS 77010
                   (310) 433-1882                     (713) 655-0015
         -----------------------------
         (Name, address and telephone
          number of agent for service)


    APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
    TITLE OF SECURITIES           AMOUNT TO BE  OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
    TO BE REGISTERED               REGISTERED       SHARE (1)               PRICE              FEE
- --------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value         783,000         $ 1.516             $ 1,187,028        $ 409.32
- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------


(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is the average of closing bid and asked price ($1.516) of the Common Stock on June 4, 1996, as reported on the Nasdaq Small-Cap Market.
- --------------------------------------------------------------------------------
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

                                        PART I

                   INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of common stock, $.001 par value ("Common Stock") of the Registrant in connection with the issuance of shares to consultants pursuant to written compensation agreements (the "Plan") entered into during 1995.

ITEM 1.  PLAN INFORMATION

    Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

    (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.
    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB for the fiscal quarter ended March 31, 1996.
    (c) The description of securities included in Form 8-A declared effective by the Commission on June 15, 1995 (Commission File No. 0-26232).

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation, as amended, provide that the Company shall indemnify its officers and directors to the extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Nevada law. Section 78.751 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

    4.1  Consultancy Agreement with Goldchamp Ltd. dated August 8, 1995
    5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered
    23.1 Consent of Vanderkam & Sanders (included in Exhibit 5.1)
    23.2 Consent of Arthur Andersen & Co.

ITEM 9.  UNDERTAKINGS

    (a)  The registrant hereby undertakes:

         (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong on the 31st day of May, 1996.

                                  CHINA PACIFIC, INC.


                                  BY: /s/ Clement Mak
                                     ----------------------------
                                       CLEMENT MAK, PRESIDENT

    Each of the undersigned officers and directors of China Pacific, Inc.
hereby constitutes and appoints Clement Mak and Thomas Tong, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to enable China Pacific, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURES                         TITLE                         DATE
    ----------                         -----                         ----

 /s/ Clement Mak        President, Chief Executive Officer        May 31, 1996
- ----------------------- and Chairman of the Board of Directors
CLEMENT MAK             (Principal Executive Officer)

 /s/ Cheng Yuk Ching    Vice President, Secretary and             May 31, 1996
- ----------------------- and Director
CHENG YUK CHING

 /s/ Thomas Tong        Chief Financial Officer                   May 31, 1996
- ----------------------- (Principal Financial and Accounting
THOMAS TONG              Officer)

                        Director                                  May __, 1996
- -----------------------
TAN JIAN SHENG

                        Director                                  May __, 1996
- -----------------------
ZHANG GUO LIANG

 /s/ Huang Jinhui       Director                                  May 31, 1996
- -----------------------
HUANG JINHUI

                                    EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
- -----------                       -----------                         --------

    4.1       Consultancy Agreement with Goldchamp Ltd. dated
              August 8, 1995........................................      7

    5.1       Opinion and consent of Vanderkam & Sanders re: the
              legality of the shares being registered...............      9

    23.1      Consent of Vanderkam & Sanders (included in
              Exhibit 5.1)

    23.2      Consent of Arthur Andersen & Co.......................     10